EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement No. 333-40943 of LASER Mortgage Management, Inc. on Form S-11 of our report dated March 6, 1998 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in the Prospectus.


/S/ DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
New York, New York


December 15, 1998